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                                                                    Exhibit 21.1


LIST OF SUBSIDIARIES OF THE COMPANY

JLM Marketing, Inc.

JLM International, Inc.

JLM Europe B.V.

JLM Chemicals Canada, Inc.

JLM Industries Pty Ltd, (South Africa)

JLM Chemicals, Inc.

JLM Terminals, Inc.

Olefins Terminal Corporation

JLM Realty, Inc.

JLM (Ind), Inc.

Illinois Marketing Services, Inc.

Illinois International Services, Inc.

JLM Export Company

JLM Industries de Venequela, C.A.

JLM Industries de Columbia, CI SA

Quimicos La Barraca, C.A.

MAC Aviation Enterprises, Inc.